WISENECK ANDRES & COMPANY, P.A.
                             772 U.S. HIGHWAY 1
                       NORTH PALM BECH, FLORIDA  33408

                               (561) 626-0400




Gentlemen,

We consent to the use in the Registration Statement of Phoenix
International Industries, Inc., Form SB-2, dated February 6, 2002 the use of our audited report dated August 10, 2001 for the May 31, 2001 annual financial statements and our report dated October 17, 2001 for the August 31, 2001 unaudited quarterly financial statements.



/s/ Wiesneck Andres & Company, P.A.

February 6, 2002